Exhibit 99.1

SYSTEMAX REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS
-Industrial Sales Increase 11.5% to over $200 Million; Doubles Operating Income-
-France Sales Increase 14.5% on Average Daily Basis to over €100 Million-
-Systemax Generates $0.52 EPS from Continuing Operations; Declares $0.10 Dividend-
-Appoints Barry Litwin to Board of Directors-

PORT WASHINGTON, NY, August 1, 2017 – Systemax Inc. (NYSE: SYX) today announced financial results for the second quarter ended June 30, 2017.

Performance Summary* (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended June 30,		Six Months Ended June 30,
GAAP Results**	2017	2016	2017	2016
Net sales	$313.0	$297.7	$615.5	$584.5
Gross profit	$91.5	$78.0	$173.3	$153.9
Gross margin***	29.2%	26.2%	28.2%	26.3%
Operating income	$21.7	$5.4	$34.1	$8.5
Operating margin	6.9%	1.8%	5.5%	1.5%
Net income from continuing operations	$19.3	$2.3	$29.6	$3.8
Net income per diluted share from continuing operations	$0.52	$0.06	$0.79	$0.10
Net loss from discontinued operations	$(5.5)	$(9.7)	$(34.3)	$(28.5)
Net loss per diluted share from discontinued operations	$(0.15)	$(0.26)	$(0.93)	$(0.76)
Non-GAAP Results**
Net sales	$313.0	$285.5	$615.5	$556.2
Gross profit	$91.5	$76.5	$173.3	$150.4
Gross margin***	29.2%	26.8%	28.2%	27.0%
Operating income	$22.8	$7.9	$36.1	$14.8
Operating margin	7.3%	2.8%	5.9%	2.7%
Net income from continuing operations	$14.9	$4.4	$23.7	$9.0
Net income per diluted share from continuing operations	$0.40	$0.12	$0.64	$0.24
Net loss from discontinued operations	$(6.0)	$(11.7)	$(34.9)	$(33.7)
Net loss per diluted share from discontinued operations	$(0.16)	$(0.31)	$(0.94)	$(0.91)

GAAP Second Quarter 2017 Financial Summary:

•	Consolidated sales increased 5.1% to $313.0 million in U.S. dollars. On a constant currency basis, average daily sales increased 8.4%.
•	Industrial Products Group (“IPG”) sales grew 11.5% to $202.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.7%.
•
European Technology Products Group (“ETG”), comprising France and the divested German Operations, sales decreased 4.1% to $110.3 million in U.S. dollars. On a constant currency basis, average daily sales increased 3.3%.

•	Consolidated operating income was $21.7 million compared to $5.4 million last year.
•	Net income per diluted share from continuing operations was $0.52.

Non-GAAP Second Quarter 2017 Continuing Operations Financial Summary:

•	Consolidated sales (comprising IPG and France) increased 9.6% to $313.0 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.7%.
•	Industrial Products Group sales increased 11.5% to $202.7 million in U.S. dollars. On a constant currency basis, average daily sales increased 11.7%.
•	France sales increased 6.4% to $110.3 million in U.S. dollars. On a constant currency basis, average daily sales increased 14.5%.
•	Consolidated operating income was $22.8 million compared to $7.9 million last year.
•	Net income per diluted share from continuing operations was $0.40.

GAAP Six Months 2017 Financial Summary:

•	Consolidated sales increased 5.3% to $615.5 million in U.S. dollars. On a constant currency basis, average daily sales increased 8.0%.
•	Industrial Products Group sales increased 11.5% to $392.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.3%.
•
European Technology Products Group (“ETG”), comprising France and the divested German Operations, sales decreased 3.3% to $222.6 million in U.S. dollars. On a constant currency basis, average daily sales increased 1.5%.

•	Consolidated operating income was $34.1 million compared to $8.5 million last year.
•	Net income per diluted share from continuing operations was $0.79.

Non-GAAP Six Months 2017 Continuing Operations Financial Summary:

•	Consolidated sales (comprising IPG and France) increased 10.7% to $615.5 million in U.S. dollars. On a constant currency basis, average daily sales increased 13.1%.
•	Industrial Products Group sales increased 11.5% to $392.9 million in U.S. dollars. On a constant currency basis, average daily sales increased 12.3%.
•	France sales increased 9.2% to $222.6 million in U.S. dollars. On a constant currency basis, average daily sales increased 14.4%.
•	Consolidated operating income was $36.1 million compared to $14.8 million last year.
•	Net income per diluted share from continuing operations was $0.64.

Larry Reinhold, Chief Executive Officer, said, “We delivered exceptional performance in the second quarter with double digit organic revenue growth and strong operating leverage in both our Industrial Products Group and France technology businesses.  Industrial surpassed $200 million in quarterly revenue for the first time in its history, generating an increase of nearly 12% on a constant currency average daily sales basis.  Industrial benefited from strong performance across its customer base, product categories and geographic markets.  The Industrial management team has done an excellent job executing on its operating initiatives and generated nearly $23 million of operating profit in the quarter on a non-gaap basis.  In France, we generated more than €100 million in revenue for the third consecutive quarter, with 14.5% growth on an average daily sales basis.  France continues to perform very well and has now recorded 14 consecutive quarters of double digit organic top line growth while maintaining solid operating leverage and profitability.”

“As we enter the second half of 2017 our businesses are well positioned to build on their recent growth and operational gains.  In both Industrial and France, we are focused on strengthening our customer relationships and the value we bring to the market through the enhancement of our customer experience and the broadening of our service offerings.  With a solid cash position and strong management teams we believe we are well positioned to drive the long-term performance and value of our businesses.”

Tex Clark, Chief Financial Officer, said, “The performance of our continuing operations highlights the benefits of our simplified structure and operational focus.  Industrial is now our largest and most profitable business and today we announced changes in how we present certain costs to directly align with the reporting of our peers in the North American MRO industry.  Historically we have recorded the costs of operating our distribution centers, as well as the costs of our purchasing and product development teams as a component of cost of goods sold.  Going forward, we will be presenting these costs within operating expenses within the Selling, Distribution, and Administrative Expense line item.  This is simply a change to the presentation of these expenses and not a restatement of any expense amounts.  To enhance investors understanding of this change we have included supplemental historical tables in today’s release.”

At June 30, 2017, the Company had total working capital of $216.6 million, cash and cash equivalents of $159.8 million and excess availability under its credit facility of approximately $70.2 million.  The Company has significant flexibility to return capital to shareholders, execute on its business plans, invest in strategic M&A, and continue investing in growth opportunities. The Company’s board of directors has declared a cash dividend of $0.10 per share to common stock shareholders of record at the close of business on August 14, 2017, payable on August 21, 2017.  The Company anticipates continuing a regular quarterly dividend in the future.

The Company also announced today the appointment of Barry Litwin to its Board of Directors. Mr. Litwin fills the seat vacated by Stacy Dick who has stepped down from the Board after more than 20 years of service. Barry Litwin is the Chief Executive Officer of Adorama Inc., a leading multi-channel provider of professional camera, audio, and video equipment.  His previous executive roles included overseeing the e-commerce businesses and digital strategy for Sears Holdings, Inc., Office Depot, and Newark Electronics, Inc., in addition to serving as an advisor to several early stage technology companies.  Mr. Litwin graduated from Indiana University with a BS degree, and an MBA in Operations from Loyola University, Quinlan School of Business.

Richard Leeds, Executive Chairman, said, “Barry brings extensive e-commerce and distribution knowledge to our Board.  We look forward to benefiting from his experience in leading large digital organizations as we continue to grow our Industrial and France businesses.  I would like to thank Stacy for his distinguished service, guidance and counsel to Systemax for nearly 22 years.”

Earnings Conference Call Details
Systemax Inc. will provide pre-recorded remarks on its second quarter 2017 results today, August 1, 2017 at 5:00 p.m. Eastern Time. A live webcast of the remarks will be available on the Company’s website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), is a provider of industrial products in North America and technology products in France, going to market through a system of branded e-Commerce websites and relationship marketers.   The primary brands are Global Industrial and Inmac Wstore.

Forward-Looking Statements
This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise.  Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management’s estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our exit from and winding down of our NATG and European operations, financing needs, compliance with financial covenants in loan agreements, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this release, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” and “plans” and variations thereof and similar expressions are intended to identify forward looking statements.

Other factors that may affect our future results of operations and financial condition include, but are not limited to, unanticipated developments in any one or more of the following areas, as well as other factors which may be detailed from time to time in our Securities and Exchange Commission filings: risks involved with e-commerce, including possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to our products and services; the Company’s management information systems and other technology platforms supporting our sales, procurement and other operations are critical to our operations and disruptions or delays have occurred and could occur in the future, and if not timely addressed would have a material adverse effect on us; general economic conditions, will continue to impact our business; sales tax laws or government enforcement priorities may be changed which could result in ecommerce and direct mail retailers having to collect sales taxes in states where the current laws and interpretations do not require us to do so; our international operations are subject to risks such as fluctuations in currency rates, foreign regulatory requirements, and political uncertainty; and managing various inventory risks, such as being unable to profitably resell excess or obsolete inventory and/or the loss of product return rights and price protection from our vendors.

Investor/Media Contacts:
Mike Smargiassi/Billy Metzger
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com /metzger@braincomm.com

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarters ended on July 1, 2017 and July 2, 2016. The second quarters of both 2017 and 2016 included 13 weeks and the first six months of both 2017 and 2016 included 26 weeks.

** On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2017.   In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016, the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016, the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale, have been classified as discontinued operations in both the GAAP and non-GAAP presentation. See accompanying GAAP reconciliation tables.

*** During Q2 2017, the Company decided to amend its presentation of certain costs associated with operating our Distribution Centers as well as costs associated with our Purchasing and Product Development Teams.  Historically these costs have been included as a component of costs of goods sold.   We are now including those costs as a component of Selling, Distribution, and Administrative Expenses.   This change is reflected in current and prior year periods and is not a restatement of any amounts, rather, an amendment to the presentation of these costs to better align with the Company’s MRO-oriented peer group in North America.

- ### -

Condensed Consolidated Statements of Operations – GAAP - Unaudited
(In millions, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net sales	$313.0	$297.7	$615.5	$584.5
Cost of sales	221.5	219.7	442.2	430.6
Gross profit	$91.5	$78.0	$173.3	$153.9
Gross margin	29.2%	26.2%	28.2%	26.3%
Selling, distribution and administrative expenses	69.6	72.3	139.0	143.5
Special charges	0.2	0.3	0.2	1.9
Operating income from continuing operations	$21.7	$5.4	$34.1	$8.5
Operating margin	6.9%	1.8%	5.5%	1.5%
Interest and other (income) expense, net	(0.1)	1.1	(0.3)	$0.9
Income from continuing operations before income taxes	$21.8	$4.3	$34.4	$7.6
Provision for income taxes	2.5	2.0	4.8	3.8
Net income from continuing operations	$19.3	$2.3	$29.6	$3.8
Net income (loss) from discontinued operations	$(5.5)	$(9.7)	$(34.3)	$(28.5)
Net income (loss)	$13.8	$(7.4)	$(4.7)	$(24.7)

Net income per common share from continuing operations:
Basic	$0.52	$0.06	$0.80	$0.10
Diluted	$0.52	$0.06	$0.79	$0.10

Net income (loss) per common share from discontinued operations:
Basic and diluted	$(0.15)	$(0.26)	$(0.93)	$(0.76)

Weighted average common and common equivalent shares:
Basic	37.0	37.2	37.0	37.2
Diluted	37.4	37.2	37.3	37.2

SYSTEMAX INC.
Condensed Consolidated Balance Sheets – GAAP
(In millions)

	June 30,	December 31,
	2017* (Unaudited)	2016
Current assets:
Cash and cash equivalents	$159.8	$149.7
Accounts receivable, net	161.8	148.6
Inventories	122.6	116.7
Prepaid expenses and other current assets	5.0	3.9
Current assets of discontinued operations	-	92.3
Total current assets	449.2	511.2
Property, plant and equipment, net	15.7	16.4
Goodwill, intangibles and other assets	20.1	21.4
Long term assets of discontinued operations	-	17.1
Total assets	$485.0	$566.1

Current liabilities:
Accounts payable and accrued expenses	$232.6	$230.5
Current liabilities of discontinued operations	-	94.5
Total current liabilities	232.6	325.0
Deferred tax liability	0.3	0.3
Other liabilities	27.7	24.3
Long term liabilities of discontinued operations	-	2.1
Shareholders’ equity	224.4	214.4
Total liabilities and shareholders’ equity	$485.0	$566.1

*
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on July 1, 2017 and July 2, 2016. The second quarters of both 2017 and 2016 included 13 weeks and the first six months of both 2017 and 2016 included 26 weeks.

SYSTEMAX INC.

Supplemental Non-GAAP Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Industrial Products Group
	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Sales	$202.7	$181.8	11.5%	$392.9	$352.4	11.5%
Average daily sales*	$3.2	$2.8	11.5%	$3.1	$2.7	12.4%
Gross profit	$73.3	$59.0	24.2%	$136.7	$115.9	17.9%
Gross margin	36.2%	32.5%		34.8%	32.9%
Operating income	$23.1	$8.8	162.5%	$36.0	$16.9	113.0%
Operating margin	11.4%	4.8%		9.2%	4.8%
European Technology Products Group (France)
	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Sales	$110.3	$103.7	6.4%	$222.6	$203.8	9.2%
Average daily sales*	$1.8	$1.6	11.7%	$1.8	$1.6	11.0%
Gross profit	$18.2	$17.5	4.0%	$36.6	$34.5	6.1%
Gross margin	16.5%	16.9%		16.4%	16.9%
Operating income	$5.8	$3.8	52.6%	$11.8	$8.6	37.2%
Operating margin	5.3%	3.7%		5.3%	4.2%
Corporate & Other
	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Operating loss	$(6.1)	$(4.7)	(29.8)%	$(11.7)	$(10.7)	(9.3)%
Consolidated[1,2]
	Quarter Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Sales	$313.0	$285.5	9.6%	$615.5	$556.2	10.7%
Gross profit	$91.5	$76.5	19.6%	$173.3	$150.4	15.2%
Gross margin	29.2%	26.8%		28.2%	27.0%
Operating income	$22.8	$7.9	188.6%	$36.1	$14.8	143.9%
Operating margin	7.3%	2.8%		5.9%	2.7%

*
Percentages are calculated using sales data in hundreds of thousands.  In Q2 2017 IPG and France had 64 and 60 selling days, respectively, and for the first six months of 2017 IPG and France had 128 and 125 selling days, respectively.  In Q2 2016, IPG and France had 64 and 63 selling days, respectively, and for the first six months of 2016 IPG and France had 129 and 127 selling days, respectively.

[1]
On December 1, 2015 the Company closed on the sale of certain assets of its North American Technology Group (“NATG”).  Pursuant to this transaction, the Company is winding down the remaining operations of NATG during 2017.  In the GAAP presentation, the retail operations which were discontinued by the Company prior to the transaction, along with allocations of common distribution and back office costs, are presented as part of the Company’s continuing operations for all periods; other NATG operations that were sold (as well as the remaining retail operations that existed at the time of the transaction (and were subsequently discontinued by the Company) are presented as discontinued operations for all periods.  The non-GAAP results reflect the entire NATG segment as a discontinued operation for all periods presented as well as adjustments for non-recurring items, intangible amortization, equity compensation and a normalized effective tax rate in recurring operations.  On September 2, 2016, the Company closed on the sale of certain assets of its Misco Germany operation which has been reported as part of its European Technology Products Group. Prior and current year results of Germany have been eliminated in the non-GAAP presentation.  On December 31, 2016, the Company closed on the sale of its Afligo rebate processing business.  Prior and current year results of the rebate processing business have been eliminated in the non-GAAP presentation.  The Company believes that the non-GAAP presentation conveys additional more meaningful information to investors.  On March 24, 2017, the Company closed on the sale of its European Technology Group businesses, other than its operations in France.  Prior and current year results of these divested businesses, along with the associated loss on the sale, have been classified as discontinued operations in both the GAAP and non-GAAP presentation. See accompanying GAAP reconciliation tables.

[2]
Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on July 1, 2017 and July 2, 2016. The second quarters of both 2017 and 2016 included 13 weeks and the first six months of both 2017 and 2016 included 26 weeks.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) from Continuing Operations to Non-
GAAP Operating Income (Loss) from Continuing Operations – Unaudited
(In millions)
	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Industrial Products	$22.9	$8.6	$35.4	$16.5
Technology Products - Europe	5.7	2.9	11.5	6.6
Technology Products - NA	(0.4)	(0.6)	(0.4)	(2.4)
Corporate and Other	(6.5)	(5.5)	(12.4)	(12.2)
GAAP operating income	21.7	5.4	34.1	8.5
Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.2	0.1	0.5	0.2
Stock based and other special compensation	0.0	0.1	0.1	0.2
Total Non-GAAP Adjustments – Industrial Products	0.2	0.2	0.6	0.4

Technology Products - Europe:
Reverse results of Germany included in GAAP continuing operations	0.1	0.8	0.2	1.8
Intangible asset amortization	0.0	0.1	0.1	0.2
Total Non-GAAP Adjustments: Technology Products Europe	0.1	0.9	0.3	2.0

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	0.4	0.6	0.4	2.4
Total Non-GAAP Adjustments: Technology Products NA	0.4	0.6	0.4	2.4

Corporate and Other:
Reverse results of Afligo included in GAAP continuing operations	0.0	0.6	0.0	1.0
Stock based compensation	0.4	0.2	0.7	0.5
Total Non-GAAP Adjustments: Corporate and Other	0.4	0.8	0.7	1.5

Industrial Products	23.1	8.8	36.0	16.9
Technology Products- France	5.8	3.8	11.8	8.6
Technology Products- NA	0.0	0.0	0.0	0.0
Corporate and Other	(6.1)	(4.7)	(11.7)	(10.7)
Non-GAAP operating income	$22.8	$7.9	$36.1	$14.8

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Continuing Operations to Non-GAAP
 Net Income (Loss) from Continuing Operations – Unaudited
(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP
Net income from continuing operations	$19.3	$2.3	$29.6	$3.8
Provision for income taxes from continuing operations	2.5	2.0	4.8	3.8
Income from continuing operations before income taxes	21.8	4.3	34.4	7.6
Interest and other (income) expense from continuing operations, net	(0.1)	1.1	(0.3)	0.9
Operating income from continuing operations	21.7	5.4	34.1	8.5

Non-GAAP
Reverse results of NATG, Germany and Afligo included in GAAP operating income from continuing operations	0.5	2.0	0.6	5.2
Recurring adjustments	0.6	0.5	1.4	1.1
Adjusted operating income	22.8	7.9	36.1	14.8
Interest and other expense (income), net	(0.1)	1.1	(0.3)	0.9
Income before income taxes	22.9	6.8	36.4	13.9
Normalized provision for income taxes	8.0	2.4	12.7	4.9
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income from continuing operations	$14.9	$4.4	$23.7	$9.0

GAAP net income per diluted share from continuing operations	$0.52	$0.06	$0.79	$0.10
Non-GAAP net income per diluted share from continuing operations	$0.40	$0.12	$0.64	$0.24

(1)	Effective tax rate of 35% used in all periods.

SYSTEMAX INC.
Reconciliation of GAAP Net Income (Loss) from Discontinued Operations to Non-
GAAP Net Income (Loss) from Discontinued Operations – Unaudited
(In millions)

	Quarter Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
GAAP
Net income (loss) from discontinued operations	$(5.5)	$(9.7)	$(34.3)	$(28.5)

Non-GAAP
Results of NATG, Afligo and Germany included in GAAP operating income from continuing operations	(0.5)	(2.0)	(0.6)	(5.2)
Total Non-GAAP adjustments	(0.5)	(2.0)	(0.6)	(5.2)
Non-GAAP net income (loss) from discontinued operations	$(6.0)	$(11.7)	$(34.9)	$(33.7)

GAAP net income (loss) per diluted share from discontinued operations	$(0.15)	$(0.26)	$(0.93)	$(0.76)
Non-GAAP net income (loss) per diluted share from discontinued operations	$(0.16)	$(0.31)	$(0.94)	$(0.91)

SYSTEMAX INC.

The following “Supplemental GAAP Continuing Operations Business Unit Summary Results” table reflects the reclassification of the costs associated with operating our distribution centers, as well as the costs of our purchasing and product development teams, from cost of goods sold to operating expenses under the caption “Selling, distribution and administrative expense” for the trailing six quarter period.

Supplemental GAAP Continuing Operations Business Unit Summary Results - Unaudited (In millions)

	Trailing Six Quarters
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Sales	$286.8	$297.7	$290.2	$295.6	$302.5	$313.0
Cost of sales	$210.9	$219.7	$214.5	$217.3	$220.7	$221.5
Gross profit	$75.9	$78.0	$75.7	$78.3	$81.8	$91.5
Gross margin	26.5%	26.2%	26.1%	26.5%	27.0%	29.2%
Selling, distribution and administrative expenses	71.2	72.3	$70.9	$61.9	$69.4	$69.6
Special charges	1.6	0.3	$1.7	$0.3	$0.0	$0.2
Operating income from continuing operations	$3.1	$5.4	$3.1	$16.1	$12.4	$21.7
Operating margin	1.1%	1.8%	1.1%	5.4%	4.1%	6.9%

SYSTEMAX INC.

The following “Supplemental Non-GAAP Continuing Operations Business Unit Summary Results” table reflects the reclassification of the costs associated with operating our distribution centers, as well as the costs of our purchasing and product development teams, from cost of goods sold to operating expenses under the caption “Selling, distribution and administrative expense” for the trailing six quarter period as well as certain non-GAAP adjustments to operating income. The Company believes that the non-GAAP presentation conveys additional, more meaningful information to investors.

Supplemental Non-GAAP Continuing Operations Business Unit Summary Results - Unaudited (In millions)
Trailing Six Quarter results
	Industrial Products Group
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Sales	$170.6	$181.8	$187.4	$175.8	$190.2	$202.7
Gross profit	$56.9	$59.0	$59.8	$57.6	$63.4	$73.3
Gross margin	33.4%	32.5%	31.9%	32.8%	33.3%	36.2%
Operating income	$8.1	$8.8	$8.5	$9.8	$12.9	$23.1
Operating margin	4.7%	4.8%	4.5%	5.6%	6.8%	11.4%

	European Technology Products Group (France)
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Sales	$100.1	$103.7	$94.4	$119.0	$112.3	$110.3
Gross profit	$17.0	$17.5	$15.1	$20.1	$18.4	$18.2
Gross margin	17.0%	16.9%	16.0%	16.9%	16.4%	16.5%
Operating income	$4.8	$3.8	$3.2	$7.8	$6.0	$5.8
Operating margin	4.8%	3.7%	3.4%	6.6%	5.3%	5.3%

	Corporate & Other
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Operating loss	$(6.0)	$(4.7)	$(4.3)	$(3.9)	$(5.6)	$(6.1)

	Consolidated
	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017
Sales	$270.7	$285.5	$281.8	$294.8	$302.5	$313.0
Gross profit	$73.9	$76.5	$74.9	$77.7	$81.8	$91.5
Gross margin	27.3%	26.8%	26.6%	26.4%	27.0%	29.2%
Operating income	$6.9	$7.9	$7.4	$13.7	$13.3	$22.8
Operating margin	2.5%	2.8%	2.6%	4.6%	4.4%	7.3%

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income from Continuing Operations to Non-GAAP
Operating Income from Continuing Operations – Unaudited
(In millions)

Year Ended December 31
2016
Industrial Products	$34.3
Technology Products-Europe	14.5
Technology Products - NA	(2.8)
Corporate and Other	(18.3)
GAAP operating income	27.7
Non-GAAP adjustments:
Industrial Products:
Intangible asset amortization	0.5
Stock based and other special compensation	0.4
Total Non-GAAP Adjustments – Industrial Products	0.9

Technology Products - Europe:
Reverse results of Germany included in GAAP continuing operations	4.7
Intangible asset amortization	0.4
Total Non-GAAP Adjustments: Technology Products Europe	5.1

Technology Products - NA:
Reverse results of NATG included in GAAP continuing operations	2.8
Total Non-GAAP Adjustments: Technology Products NA	2.8

Corporate and Other:
Gain on sale of Afligo	(3.9)
Reverse results of Afligo included in GAAP continuing operations	2.2
Stock based compensation	1.1
Total Non-GAAP Adjustments: Corporate and Other	(0.6)

Industrial Products	35.2
Technology Products- Europe	19.6
Technology Products- NA	0.0
Corporate and Other	(18.9)
Non-GAAP operating income	$35.9